Exhibit 32.1
Certifications Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes - Oxley Act of 2002
I, Robert Wallstrom, the Chief Executive Officer of Vera Bradley, Inc., certify that (i) the annual report on Form 10-K for the fiscal year ended February 1, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vera Bradley, Inc. as of the dates and for the periods set forth therein.

/s/ Robert Wallstrom
Robert Wallstrom
Chief Executive Officer

March 31, 2020
Date
I, John Enwright, the Chief Financial Officer of Vera Bradley, Inc., certify that (i) the annual report on Form 10-K for the fiscal year ended February 1, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vera Bradley, Inc. as of the dates and for the periods set forth therein.

/s/ John Enwright
John Enwright
Chief Financial Officer

March 31, 2020
Date